UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2011

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On September 27, 2011, Coffee Holding Co., Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report (a) the issuance and sale by the Company of an aggregate of 890,000 units (the “Units”), with each Unit consisting of: (i) one share of Common Stock and (ii) three-tenths (3/10ths) of a warrant to purchase one share of Common Stock (the “Warrants”), for a purchase price of $10.40 per Unit (the “Unit Purchase Price”) and (b) the sale by the Selling Stockholders of an aggregate of 200,000 shares of Common Stock (the “Selling Stockholder Shares”) for a purchase price of $9.92 per share.  Capitalized terms used herein that are not otherwise defined have the meaning given to them in the Original Form 8-K.  This amendment is being filed solely to amend the Original Form 8-K to include Exhibits 5.1, 23.1 and a corrected version of Exhibit 10.2 hereto.  Except as otherwise noted, the Original Form 8-K is unaltered hereby.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Common Stock Purchase Warrant.
5.1	Opinion of Lionel Sawyer & Collins.
10.1*	Placement Agency Agreement, dated as of September 27, 2011, by and among the Company, the selling stockholders named therein, Roth Capital Partners, LLC and Maxim Group, LLC.
10.2*	Subscription Agreement, dated as of September 27, 2011, by and between the Company, the selling stockholders named therein and each of the purchasers identified on the signature pages thereto.
23.1	Consent of Lionel Sawyer & Collins (included as part of Exhibit 5.1).
99.1*	Press Release, dated September 27, 2011.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.
Date: September 29, 2011
/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer